    As filed with the Securities and Exchange Commission on February 20, 2001

                                              Registration No.
                                                               -----------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                Mycom Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                        33-0677545
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

602 Main Street, Suite 1200, Cincinnati, Ohio                           45202
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                          MYCOM GROUP, INC. STOCK PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


      George W. Young, 602 Main Street, Suite 1200, Cincinnati, Ohio 45202
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (513) 352-5560
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       Aggregate offering          Amount of
    to be registered         Registered (2)          Per share (1)             price (1)        Registration fee (1)
  -------------------        --------------         -----------------     -------------------   --------------------
      Common Stock              5,000,000                 $.47                $2,350,000               $587.50
                                ---------                 ----                ----------               -------
        TOTAL                   5,000,000                                     $2,350,000               $587.50
====================================================================================================================

(1) Because the offering price of all shares of Common Stock being registered under the Mycom Group, Inc. Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the Mycom Group, Inc. Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the Mycom Group, Inc. Stock Plan, effective as of December 12, 2000 (the "Plan"), required by
Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Mycom Group, Inc. a Nevada Corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999; the Quarterly Reports on Form 10-QSB for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 and Current Reports on Form 8-K filed September 8, 2000, September 20, 2000, and October 26, 2000 and on Form 8-K/A filed November 3, 2000 and November 3, 2000. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to George W. Young, Chief Executive Officer, Mycom Group, Inc., 602 Main Street, Suite 1200, Cincinnati, Ohio 45202.

ITEM 4. DESCRIPTION OF SECURITIES.

         The authorized capital of the Company consists of 90,000,000 shares of Common Stock, $0.01 par value per share and 10,000,000 shares of Preferred Stock, $0.01 par value per share.

         COMMON STOCK.

         The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have pre-emptive, subscription or conversion rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Members of the law firm of Futro & Trauernicht, LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as
Exhibit 5.1, may in the future be issued shares of Common Stock under the Plan or granted options to purchase shares of Common Stock pursuant to the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws permit indemnification to the fullest extent permitted by Nevada law. Section 78.7502 of the Nevada General Corporation Law provides that the Company may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that the person is or was a director or officer or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Additionally, the Company may indemnify a director or officer who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

         Indemnification may not be made for any claim, issue or matter as to which a director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8. EXHIBITS.

           Exhibit Number             Description

                  4.1 Bylaws which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit No. 3.1 of the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000.)

                  4.2 Articles of Incorporation, as amended and currently in effect, of Mycom Group, Inc. which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit No. 3 of the current report on Form 8-K dated August 23, 2000 and filed September 8, 2000.)

                  5.1 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

                  10.3 Mycom Group, Inc Stock Plan dated December 12, 2000 (Filed herewith.)

                  23.1 Consent of Schumacher & Associates, Inc., Certified Public Accountants (Filed herewith.)

                  23.2 Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.1.)

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 31st day of January, 2001.


                                        MYCOM GROUP, INC.


                                        By: /s/ George W. Young
                                           -------------------------------------
                                            George W. Young, Chief Executive
                                            Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                                        By: /s/ George W. Young
                                           -------------------------------------
                                             George W. Young, Chief Executive
                                             Officer and Director

                                        Dated:  January 31, 2001



                                        By: /s/ Joan Carroll
                                           -------------------------------------
                                             Joan Carroll, President, Assistant
                                             Secretary and Director

                                        Dated:  January 31, 2001



                                        By: /s/ G. Allan Massey
                                           -------------------------------------
                                             G. Allan Massey, Vice President and
                                             Director

                                        Dated:  January 31, 2001



                                        By: /s/ Patricia A. Massey
                                           -------------------------------------
                                             Patricia A. Massey, Executive Vice
                                             President, Treasurer and Director

                                        Dated:  January 31, 2001



                                        By: /s/ Joseph Stripling
                                           -------------------------------------
                                             Joseph Stripling, Director

                                        Dated:  January 31, 2001

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1 Bylaws which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit No. 3.1 of Form 10-SB, Commission File No.
                         0-29836, dated February 22, 1999 and filed February 24,
                         1999.)

   4.2 Articles of Incorporation, as amended and currently in effect, of Mycom Group, Inc. which define the rights of holders of the equity securities being registered.
                         (Incorporated by reference to Exhibit No. 3 of the current report on Form 8-K dated August 23, 2000 and filed September 8, 2000.)

   5.1 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

   10.3                  Mycom Group, Inc Stock Plan dated December 12, 2000
                         (Filed herewith.)

   23.1                  Consent of Schumacher & Associates, Inc., Certified
                         Public Accountants (Filed herewith.)

   23.2 Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.1.)